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                                   EXHIBIT 23


                         CONSENT OF EXPERTS AND COUNSEL

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               [LETTERHEAD OF MCGOWEN, HURST, CLARK & SMITH, P.C.]


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our independent auditor's report, dated August 20, 2002, appearing in the Annual Report on Form 10-KSB of StateFed Financial Corporation for the year ended June 30, 2002.


/s/  McGowen, Hurst, Clark & Smith, P.C.


West Des Moines, Iowa
September 26, 2003

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                     [LETTERHEAD OF McGLADREY & PULLEN, LLP]


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our independent auditor's report, dated August 14, 2003, appearing in the Annual Report on Form 10-KSB of StateFed Financial Corporation for the year ended June 30, 2003.


/s/  McGladrey & Pullen, LLP


Des Moines, Iowa
September 26, 2003